SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐  Soliciting Material Under Rule 14a-12

GREEN PLAINS RENEWABLE ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 17, 2008

Dear Stockholder,

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Green Plains Renewable Energy, Inc. to be held at 10:00 a.m., Central Time, on Wednesday, April 16, 2008 at the Embassy Suites Hotel located at 555 South 10th Street, Omaha, Nebraska.

A Notice of Annual Meeting of Stockholders, Proxy Statement containing information about matters to be acted upon and Proxy Card are enclosed. Stockholders are entitled to vote at the Annual Meeting on the basis of their shares of stock owned on the “record date” as explained in the attached Notice of Annual Meeting and Proxy Statement.

Please use this opportunity to take part in the affairs of your company. Whether or not you plan to attend the annual meeting, please complete, date, sign and return the accompanying Proxy Card in the enclosed postage-paid envelope, or vote via the Internet or telephone. Please refer to the enclosed Proxy Card for instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you. If you attend the Annual Meeting of Stockholders, you may nevertheless revoke the proxy and vote in person even though you previously mailed the enclosed Proxy Card.

On behalf of the Board of Directors, we appreciate your continued interest in your company.

Sincerely,

/s/ Robert D. Vavra

Robert D. Vavra

Chairman of the Board of Directors

GREEN PLAINS RENEWABLE ENERGY, INC.

___________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on April 16, 2008

___________________________

The 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Green Plains Renewable Energy, Inc. (the “Company”) will be held at 10:00 a.m., Central Time, on Wednesday, April 16, 2008 at the Embassy Suites Hotel located at 555 South 10th Street, Omaha, Nebraska, for the following purposes:

1.

To elect three directors to serve three-year terms that expire at the 2011 annual meeting; and

2.

To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Company has fixed the close of business on March 7, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Each share of the Company’s Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

ALL HOLDERS OF THE COMPANY’S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD ENCLOSED WITH THIS NOTICE OR VOTE VIA THE INTERNET OR TELEPHONE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE ATTAINMENT OF A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS. FOR FURTHER DETAILS, SEE “PROXY VOTING AND REVOCABILITY OF PROXIES” IN THE PROXY STATEMENT.

By Order of the Board of Directors,

/s/ Dan E. Christensen

Dan E. Christensen

Secretary

March 17, 2008

GREEN PLAINS RENEWABLE ENERGY, INC.

___________________________

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on April 16, 2008

___________________________

INTRODUCTION

This Proxy Statement is being furnished to holders of Green Plains Renewable Energy, Inc. (the “Company”) common stock, $0.001 par value per share (the “Common Stock”), in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the Company of proxies to be used at the 2008 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m., Central Time, on Wednesday, April 16, 2008 at the Embassy Suites Hotel located at 555 South 10th Street, Omaha, Nebraska, and any adjournment or postponement thereof. A copy of the Company’s annual report to stockholders, including the Company’s annual report on Form 10-K for the fiscal year ended November 30, 2007 (“fiscal 2007”), which includes the Company’s consolidated financial statements for fiscal 2007 (the “Annual Report”), accompanies this Proxy Statement. This Proxy Statement, the Notice of Annual Meeting of Stockholders, the accompanying Proxy Card and the Annual Report are being first mailed to holders of the Company’s Common Stock on or about March 17, 2007.

The Company’s principal executive offices are located at 105 North 31st Avenue, Suite 103, Omaha, Nebraska 68131.

Record Date, Outstanding Shares and Quorum

The Company has fixed the close of business on March 7, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof (the “Record Date”). There were 7,249,176 shares of Common Stock issued and outstanding at the close of business on the Record Date. The Company held no shares of Common Stock as treasury stock on the Record Date. Holders of record of the Company’s Common Stock on the Record Date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting.

The presence, in person or by properly executed proxy, at the Annual Meeting of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote shall constitute a quorum. Proxies representing a stockholders’ shares or ballots which are marked to “withhold authority” with respect to the election of the nominees for election as Directors will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting and for purposes of voting for the election of the Directors. Because the Proxy Card states how the shares will be voted in the absence of instructions by the stockholder, executed proxies bearing no instructions by the stockholder will be counted as present for quorum purposes and for the purpose of voting for the election of the Directors.

Proxy Voting and Revocability of Proxies

Common Stock shares, represented by the proxies received pursuant to this solicitation and not timely revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in properly executed proxies. If no instructions are indicated, such shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. A holder of Common Stock who has given a proxy may revoke it prior to its exercise by providing written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting, or by voting in person at the meeting. Any written notice revoking a proxy should be sent to: Green Plains Renewable Energy, Inc., Attention: Dan E. Christensen, Secretary, 105 North 31st Avenue, Suite 103, Omaha, Nebraska 68131. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any stockholder who attends the Annual Meeting may revoke a previously-submitted proxy by voting in person.

Stockholders whose shares of Common Stock are registered directly with the Company’s transfer agent, Action Stock Transfer, may vote via the Internet or telephone. Stockholders should refer to the enclosed Proxy Card for instructions on voting via the Internet or telephone. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., Eastern Time, on April 15, 2008. Stockholders whose shares are registered in the name of either a broker or bank should refer to the information forwarded by either the broker or bank to determine if Internet or telephone voting is available to them.

Expenses and Methods of Solicitation

The Company will bear the expense of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. The Company will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees. The Company has retained Broadridge Financial Solutions, Inc. to assist with its solicitation of proxies at a cost of approximately $10,000, plus normal out-of-pocket expenses.

Vote Required

The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock, assuming a quorum is present, is required to elect each Director. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as Directors. Since only affirmative votes count for this purpose, broker non-votes and abstentions will not affect the outcome of the voting on Proposal 1.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

The Board currently consists of nine members. The Company’s Bylaws authorize a range of not less than one nor more than nine Directors, with the exact number determined by the Board. The Company’s Board is currently divided into three groups. One group of Directors is elected at each annual meeting of stockholders for a three-year term. Each year a different group of Directors is elected on a rotating basis. Wayne B. Hoovestol, David A. Hart and Michael A. Warren are up for re-election at the 2008 Annual Meeting to serve until the 2011 annual meeting or until their respective successors shall be elected and qualified. The terms of Dan E. Christensen, R. Stephen Nicholson and Robert D. Vavra expire at the 2009 annual meeting. The terms of Brian D. Peterson, Gary R. Parker and Gordon F. Glade expire at the 2010 annual meeting.

Nominees for Election as Directors

The Board has nominated for re-election as Directors Wayne B. Hoovestol, David A. Hart and Michael A. Warren, each to serve a three-year term that expires at the 2011 annual meeting. The address for all Director nominees is 105 North 31st Avenue, Suite 103, Omaha, Nebraska 68131. The person named in the accompanying Proxy Card intends to vote such proxy for the election of the nominees named below as Directors of the Company (each of whom are current Directors of the Company) unless the stockholder indicates on the Proxy Card that the vote should be withheld or contrary directions are indicated. If the Proxy Card is signed and returned without any direction given, the votes represented by the Proxy Card will be voted for the election of the three nominees. If the nominee should be unavailable for election, the Board may designate a substitute nominee. It is intended that proxy votes will be cast for the election of such substitute nominee, but the Board of Directors has no reason to doubt the availability of any of the nominees and each has indicated his willingness to serve if so elected. Proxies may not be voted for more than the three Director nominees set forth below. The three persons receiving the greatest number of votes at the Annual Meeting shall be elected as Directors.

The Board has determined that the nominees listed below as “Independent Directors” meet the independence standards of the NASDAQ Stock Exchange, the American Stock Exchange and the U.S. Securities and Exchange Commission (“SEC”). In contrast, the nominee listed below as an “Interested Director” does not meet such independence standards. Stockholder nominations of persons for election as Directors are subject to the notice requirements described under the caption “Other Matters” appearing later in this proxy statement.

Independent Directors

Certain information regarding our Independent Director nominees as of March 7, 2008, is as follows:

DAVID A. HART, 54, has served as a Director since 2004, and is a member of the Board’s Audit, Compensation and Nominating Committees. For more than the past five years, Mr. Hart has operated Hart Farms near Stanton, Iowa. This diversified operation includes grain production, cattle feeding and backgrounding, cow/calf production, custom farming, grain hauling, custom spraying, and seed sales. Hart Farms plants and harvests approximately 3,000 acres of corn and soybeans, and also includes approximately 1,500 acres of hay and pasture. Mr. Hart has served on numerous church and community boards, and his memberships include the National Cattlemen’s Association, Corn and Soybean Associations, and the Farm Bureau.

MICHAEL A. WARREN, 46, has served as a Director since January 2007, and is a member of the Board’s Audit Committee. Mr. Warren has served as National Manager of the Latin American Research Group in Toyota Motor North America (“TMA”) since 2001. He has been with TMA since 1998, has been deeply involved in hemisphere renewable fuels research over the last three years, and manages a renewable fuels research group. He made a key presentation and lobbied Toyota engineers to produce a flex fuel version of the Corolla, and also teamed up with U.S. Toyota affiliates related to production of the first U.S. flex fuel engine. In 2007, he was a participating member of the Demand Task Group of the National Petroleum Council’s Oil & Natural Gas Study.

Interested Director

Certain information regarding our Interested Director nominee as of March 7, 2008, is as follows:

WAYNE B. HOOVESTOL, 49, was appointed to the position of Chief Executive Officer in February 2007. Mr. Hoovestol has served as a Director since March 2006 and was appointed as Chief Operating Officer in January 2007. He began operating Hoovestol Inc., a trucking company, in 1978 and he later formed an additional trucking company known as Major Transport. Mr. Hoovestol recently sold Major Transport so he could devote a substantial majority of his time to the leadership and strategic oversight of our operations. Mr. Hoovestol became involved with ethanol as an investor in 1995, and has served on the boards of two other ethanol companies. He continues to serve on the board of Tall Corn Ethanol in Coon Rapids, Iowa.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED HEREIN

Continuing Directors

The address for all Directors is 105 North 31st Avenue, Suite 103, Omaha, Nebraska 68131. The Board has determined that the continuing Directors listed below as “Continuing Independent Directors” meet the independence standards of the NASDAQ Stock Exchange, the American Stock Exchange and the SEC. In contrast, the continuing Directors listed below as “Continuing Interested Directors” do not meet such independence standards.

Continuing Independent Directors

Certain information, as of March 7, 2008, regarding our Independent Directors whose terms are continuing after the 2008 Annual Meeting, is as follows:

ROBERT D. VAVRA, 57, has served as a Director since 2004, and was appointed to the position of Chairman of the Board in January 2007. He is also Chairman of our Audit Committee. Mr. Vavra has worked for Bank Iowa in various capacities since 1986, and has served as its President and as a director of the bank since 1996. Mr. Vavra has served on a number of community boards over the years, which include the Shenandoah Optimist Club, Shenandoah Memorial Hospital, Essex Commercial Club and Forest Park Manor Board of Directors. He currently serves as a member of the Banking Committee for the Shenandoah Chamber and Industry Association’s Board of Directors and the Greater Shenandoah Foundation.

GORDON F. GLADE, 37, who has served as a Director since December 2007, also serves on the Board’s Nominating Committee. For more than the past five years, Mr. Glade has served as President and CEO of AXIS Capital, Inc., a commercial equipment leasing company. In addition, Mr. Glade is President of Central Bio-Energy LLC, an ethanol production company, and a current investor in several other ethanol companies. Mr. Glade also serves as Vice President and a director of the Edgar Reynolds Foundation and as a director of the Brunswick State Bank.

R. STEPHEN NICHOLSON, 82, who has served as a Director since 2004, also serves on the Board’s Audit, Compensation and Nominating Committees. During the past five years, Mr. Nicholson has been retired and has served on various boards. During that time period, Mr. Nicholson also served as a member of the audit committee of Mercy Corps International (a large international relief and development organization) from July 2003 to 2004 and continues to serve them as an advisor. He also served as a member of the board of directors, including service as board president, of the Northwest Autism Foundation from March 1998 to 2004. Mr. Nicholson has also provided service to numerous domestic and international educational institutions throughout the years.

GARY R. PARKER, 58, who has served as a Director since November 2007, also serves on the Board’s Compensation Committee. Mr. Parker is the President, CEO and owner of GP&W Inc., d/b/a Center Oil Company, of St. Louis, Missouri, which he founded in 1986 to market gasoline and other petroleum products. Mr. Parker is also the founder of Center Ethanol Company LLC, which is constructing a 54 million gallon ethanol plant with rail and barge access on the Mississippi River, located in Sauget, Illinois. Mr. Parker also serves on the board of Reliance Bancshares Inc., a public company that trades over-the-counter.

Continuing Interested Directors

Certain information, as of March 7, 2008, regarding our Interested Directors whose terms are continuing after the 2008 Annual Meeting, is as follows:

DAN E. CHRISTENSEN, 61, is a co-founder of the Company and has served as Executive Vice President in charge of construction since January 2007. He has held the positions of Treasurer, Secretary and Director since our inception in June 2004, and also served as Chief Operating Officer prior to January 2007. Since 1981, Mr. Christensen has served as Chief Executive Officer of Commercial Mortgage and Investment, LLC, which provides mortgage banking services for real estate projects nationwide, including real estate development projects for his own account. Mr. Christensen spends approximately half of his available business time working for the Company.

BRIAN D. PETERSON, 44, has served as Executive Vice President in charge of site development and as a Director of the Company since 2005. For more than the past five years, Mr. Peterson has also been employed principally by his farming entities. The grain farming entity includes in excess of 13,000 acres in Iowa and Arkansas. Mr. Peterson also owns and operates a cattle feedlot with a capacity of 13,000 head in northwest Iowa. Additionally, Mr. Peterson is a board member of Natural Innovative Renewable Energy, LLC, which is a 60 million gallon biodiesel plant in the development stage and is involved in various other renewable fuels investments.

Former Directors

 BARRY A. ELLSWORTH was a co-founder of the Company in June 2004 and was named as a Director at that time. From June 2004 through February 2007, Mr. Ellsworth also served as the President and Chief Executive Officer of the Company and as Chairman of the Board. In February 2007, Mr. Ellsworth resigned his positions as President and Chief Executive Officer and was named as Executive Vice President of Compliance and Development. In July 2007, Mr. Ellsworth resigned his positions as a Director and an employee. For more than a five-year period immediately prior to joining the Company, Mr. Ellsworth acted as the Managing Director of Red Rock Investment Partners, a financial consulting firm. Mr. Ellsworth has experience in taking companies public and raising capital for various concerns.

HERSCHEL C. PATTON II served as a Director from November 2004 until retiring from the Board in December 2007. Mr. Patton was a senior captain and pilot for both Western and Delta Airlines beginning in 1972 until his retirement in June 2004. During his tenure as a captain for Delta, Mr. Patton was involved in the ownership and development of various commercial and residential real estate ventures, including the acquisition and sale of the Jeremy Ranch Golf and Country Club and the Cottonwood Creek Retail Center in Nevada. Mr. Patton remains active in real estate and various other investments.

GENERAL INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Meetings, Directors’ Attendance and Stockholder Communications

The Board held twenty-one meetings during fiscal 2007. Meetings were conducted via teleconference or in person. No incumbent Director attended fewer than seventy-five percent (75%) of the Board meetings and the committee meetings held on which an incumbent Director served during this period. The Company’s policy is to encourage, but not require, Board members to attend annual shareholder meetings.

Stockholders who would like to send communications to the Board may do so by submitting such communications to: Green Plains Renewable Energy, Inc., Attention: David A. Hart, 105 North 31st Avenue, Suite 103, Omaha, Nebraska 68131. The Board suggests, but does not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Mr. Hart will then furnish such information to the Board for review.

Board Committees

The Board has standing Audit, Compensation and Nominating Committees.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company’s Audit Committee held eight meetings during the fiscal 2007. The function of the Audit Committee, as detailed in the Audit Committee Charter, is to provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, management practices, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Directors, the independent auditors and Company management.

The Audit Committee is comprised of four Independent Directors, none of whom may be current or former employees or officers of the Company. The Independent Directors must meet the independence standards of the NASDAQ Stock Exchange, the American Stock Exchange and the SEC. Additionally, pursuant to the Audit Committee Charter, the Independent Directors must be “free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.” The Audit Committee is currently comprised of Independent Directors David A. Hart, R. Stephen Nicholson, Robert D. Vavra and Michael A. Warren. Robert D. Vavra serves as Chairman and the Board has designated Mr. Vavra as the Audit Committee financial expert. R. Stephen Nicholson serves as Secretary.

The Audit Committee Charter is posted on the Company website at www.gpreinc.com. The Audit Committee Charter contains seventeen responsibilities. The Charter is reviewed, revised and updated on annual basis. Upon self-evaluation and review, the Audit Committee has determined that all requirements were satisfied during fiscal 2007.

Compensation Committee

The Compensation Committee was organized in November, 2005. The Compensation Committee Charter is posted on the Company website, at www.gpreinc.com. The Compensation Committee sets the overall compensation principles for the Company, subject to annual review. The Compensation Committee may not delegate its authority. However, the Compensation Committee may retain counsel or consultants as necessary. The Compensation Committee must meet at least twice a year. During fiscal 2007, the Compensation Committee met seven times via teleconference or in person. The minutes of Compensation Committee meetings are filed with the records of the Company.

The Compensation Committee is comprised of three Independent Directors, none of whom may be current or former employees or officers of the Company. The Independent Directors must meet the independence standards of the NASDAQ Stock Exchange, the American Stock Exchange and the SEC. Additionally, pursuant to the Compensation Committee Charter, the Independent Directors must be “free of any relationship that in the opinion of the Board of Directors would interfere with their exercise of the independent judgment as a committee member.”

The Compensation Committee is currently comprised of Independent Directors David A. Hart, R. Stephen Nicholson and Gary R. Parker. Director Hershel Patton II served on the Compensation Committee until his resignation from the Board on December 1, 2007. Gary R. Parker was appointed to the Board on November 16, 2007. He was appointed to the Compensation Committee on December 20, 2007. Directors David A. Hart and R. Stephen Nicholson have served on the Compensation Committee since inception. David A. Hart serves as Chairman. R. Stephen Nicholson serves as Secretary.

The Compensation Committee establishes the Company’s general compensation policy and, except as prohibited by law, may take any and all actions that the Board could take relating to compensation of Directors, executive officers, employees and other parties. The Compensation Committee’s role is to (i) evaluate the performance of the Company’s executive officers, (ii) set compensation for Directors and executive officers, (iii) make recommendations to the Board on adoption of compensation plans and (iv) administer Company compensation plans. When evaluating potential compensation adjustments, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the performance and/or contribution to the Company’s overall performance by executive officers and other key employees.

Nominating Committee

The Nominating Committee was organized in November 2005. The Nominating Committee Charter is posted on the Company’s website at www.gpreinc.com. The Nominating Committee’s role is to identify and recommend candidates for positions on the Board of Directors. The Nominating Committee’s policies are subject to annual review. The Nominating Committee must meet at least twice a year, or more often if necessary to consider nominations for the next annual meeting of stockholders. During fiscal 2007, the Nominating Committee met seven times via teleconference or in person. The minutes of Nominating Committee meetings are filed with the records of the Company.

The Nominating Committee is comprised of three Independent Directors, none of whom are current or former employees or officers of the Company. The Independent Directors must meet the independence standards of the NASDAQ Stock Exchange, the American Stock Exchange and the SEC. Additionally, pursuant to the Nominating Committee Charter, the Independent Directors must be “free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.”

The Nominating Committee is currently comprised of Independent Directors David A. Hart, R. Stephen Nicholson and Gordon F. Parker. Director Hershel C. Patton II served on the Nominating Committee until his resignation from the Board on December 1, 2007. Gordon F. Glade was appointed to the Board on December 20, 2007. He was appointed to the Nominating Committee on December 20, 2007. Directors David A. Hart and R. Stephen Nicholson have served on the Nominating Committee since inception. David A. Hart serves as Chairman. R. Stephen Nicholson serves as Secretary.

The function of the Nominating Committee, as detailed in the Nominating Committee Charter, is to recommend to the Board the slate of Director nominees for election to the Board and to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings. The Nominating Committee has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating Committee has a strong preference for candidates with prior board experience with public companies. The Nominating Committee will also consider such other factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

It is the policy of the Nominating Committee to consider candidates recommended by security holders, Directors, executive officers and other sources, including, but not limited to, third-party search firms. Security holders of the Company may submit recommendations for candidates for the Board. All recommendations shall be submitted in writing to: Green Plains Renewable Energy, Inc., Attention: David A. Hart, 105 North 31st Avenue, Suite 103, Omaha, Nebraska 68131. Such submissions should include the name, contact information, a brief description of the candidate’s business experience and such other information as the person submitting the recommendation believes is relevant to the evaluation of the candidate. The Nominating Committee will review all such recommendations. For candidates to be considered for election at the next annual shareholder meeting, the recommendation must be received by the Company no later than 120 calendar days prior to the date that the Company’s proxy statement is released to security holders in connection with such meeting.

During fiscal 2007, the Nominating Committee evaluated candidates and made recommendations to fill two board vacancies. Former Director Barry A. Ellsworth resigned from the Board on July 30, 2007. Acting upon the Nominating Committee’s recommendation, on November 16, 2007, Gary R. Parker was appointed to fulfill Mr. Ellsworth’s unexpired term until the 2010 annual shareholder meeting. Former Director Hershel C. Patton II resigned from the Board on December 1, 2007. Acting upon the Nominating Committee’s recommendation, on December 20, 2007, Gordon F. Glade was appointed to fulfill Mr. Patton’s unexpired term until the 2010 annual shareholder meeting.

The Nominating Committee will evaluate whether an incumbent Director should be nominated for re-election to the Board or any Committee of the Board upon expiration of such Director's term using the same factors as described above for other Board candidates. The Nominating Committee will also take into account the incumbent Director’s performance as a Board member. Failure of any incumbent Director to attend at least seventy-five percent (75%) of the Board meetings held in any year of service as a Board member will be viewed negatively by the Nominating Committee in evaluating the performance of such Director. At its meeting on March 3, 2008, the Nominating Committee recommended that the three incumbent Directors, whose terms of office expire at the 2008 annual meeting, be included on the ballot for re-election as Directors for a three-year term expiring at the 2011 annual meeting of stockholders. This recommendation was based on a review and evaluation of meeting attendance, knowledge of the ethanol industry and overall contributions to the Board.

Director Compensation

Compensation totaling $259,277, excluding the reported value of fiscal 2007 stock awards and option awards, was paid to our Directors for service on the Board during fiscal 2007. The Company, upon the recommendation of the Compensation Committee, compensates its Directors in nominal amounts for attendance at Board meetings and committee meetings, for serving as a committee chairman and performing secretary duties, and for time spent working for and on our behalf. Each Director is to be paid $2,000 per month for serving on the Board including committees. A Board committee chairman receives $2,500 annually, with the exception of the Audit Committee chairman, who receives $5,000, and the Audit Committee secretary, who receives $1,250 annually for these positions. If a Board member spends an entire day working for and on behalf of the Company, said board member will be eligible to receive $600 for that day’s work or $300 for a half day’s work. In September 2007, the Board adopted a policy to pay non-employee Directors who serve on the Company’s risk management committee a fee of $500 weekly for services rendered. The following table provides a summary of Director compensation for fiscal 2007.

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($) (2)	Option awards ($) (2)	All other comp. ($) (3)	Total ($) (1)

Robert D. Vavra (a)	35,447	40,560	189,432	600	266,039
Wayne B. Hoovestol (4)	26,500	40,560	378,864	600	446,524
Dan E. Christensen (4)	24,000	40,560	378,864	6,000	449,424
Brian D. Peterson	27,215	40,560	378,864	8,100	454,739
Gordon F. Glade (c)(e)	-	-	-	-	-
David A. Hart (a)(b)(c)	29,715	40,560	189,432	6,300	266,007
R. Stephen Nicholson (a)(b)(c)	29,000	40,560	189,432	600	259,592
Michael A. Warren (a)	24,000	40,560	189,432	600	254,592
Gary R. Parker (b)(f)	-	-	-	-	-
Barry A. Ellsworth (4)	16,000	40,560	378,864	-	435,424
Herschel C. Patton II (d)	24,000	40,560	189,432	600	254,592
Totals	235,877	365,040	2,462,616	23,400	3,086,933

(a)

Member of Audit Committee.

(b)

Member of Compensation Committee.

(c)

Member of Nominating Committee.

(d)  Mr. Patton, who served as a member of the Compensation and Nominating Committees throughout fiscal 2007, resigned as a Director effective December 1, 2007. Although he resigned as a Director effective December 1, 2007, the Compensation Committee elected to pay Mr. Patton his regular monthly Board fees until April 2008, along with any stock awards and/or option awards paid to other Directors for service through April 2008.

(e)   Mr. Glade became a member of the Nominating Committee on December 20, 2007.

(f)   Mr. Parker became a member of the Compensation Committee on December 20, 2007.

_______________

(1)  The columns to this table entitled “Non-equity incentive plan compensation” and “Change in pension value and nonqualified compensation earnings” have been omitted because no compensation is reportable thereunder.

(2)  The amounts in the “Stock awards” and “Option awards” columns reflect the dollar amounts recognized for financial statement reporting purposes during fiscal 2007, in accordance with SFAS No. 123R, for stock awards and option awards granted pursuant to the Company’s 2007 Equity Incentive Plan. The amounts shown reflect our accounting for these awards and do not correspond to the actual value that will be recognized by the Director. The assumptions used in the calculation of these amounts are included the footnotes to the Company's audited consolidated financial statements included in the Company’s 2007 Annual Report. All outstanding options held by Directors were fully vested at the end of fiscal 2007. Stock options awarded to Directors in fiscal 2007, which expire on the five-year anniversary of the date of grant, have an exercise price of $30 per share.

(3)  All other compensation consists of amounts paid to Board members for performing work for and on behalf of the Company, as described above.

(4)  See “Executive Compensation Table” for amounts earned by Messrs. Hoovestol, Christensen and Ellsworth in their capacity as executive officers of the Company.

Changes in Control

The Company is not aware of any arrangements which may result in a change in control of the Company.

Indemnity Agreements & Indemnification for Securities Act Liabilities

We have entered into Indemnity Agreements with each of our officers and Directors. Iowa law authorizes, and our Bylaws and Indemnity Agreements provide for, indemnification of our Directors and officers against claims, liabilities, amounts paid in settlement, and expenses in a variety of circumstances. Indemnification for liabilities may be permitted for our Directors, officers and controlling persons pursuant to the foregoing or otherwise. However, we have been advised that, in the opinion of the SEC, indemnification for certain liabilities is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. The Company carries an insurance policy covering officers and directors, as well as its potential liability under the Indemnity Agreements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, executive officers and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

Based solely on our review of forms furnished to us and representations from reporting persons, except for sales totaling 5,400 shares by Mr. Christensen for which the related Form 4’s were not filed and which subsequently resulted in the filing of a Form 5, we believe that all filing requirements applicable to our executive officers, Directors and more than 10% shareholders were complied with during the fiscal year ended November 30, 2007.

EXECUTIVE COMPENSATION

Executive Officers

Certain information regarding our executive officers as of March 7, 2008, is as follows:

Name	Position

Wayne B. Hoovestol	Chief Executive Officer and Director
Jerry L. Peters	Chief Financial Officer
Dan E. Christensen	Executive Vice President, Treasurer, Secretary and Director
Brian D. Peterson	Executive Vice President and Director

Biographical information related to Messrs. Hoovestol, Christensen and Peterson, who also serve as Directors of the Company, is provided above in this Proxy Statement.

JERRY L. PETERS, 50, joined the Company as Chief Financial Officer in June 2007. Prior to joining the Company, Mr. Peters served as Senior Vice President - Chief Accounting Officer for ONEOK Partners, L.P. from May 2006 to April 2007, as its Chief Financial Officer from July 1994 to May 2006, and in various senior management roles prior to that. ONEOK Partners (formerly Northern Border Partners L.P.), is a publicly-traded partnership engaged in gathering, processing, storage, and transportation of natural gas and natural gas liquids. Prior to joining ONEOK Partners in 1985, Mr. Peters was employed by KPMG LLP as a certified public accountant. At the time he joined the Company, Mr. Peters agreed to also serve on the advisory boards of two companies controlled by Mr. Hoovestol, for which Mr. Peters is compensated $1,500 per month for each board, for an indefinite term.

Compensation Discussion and Analysis

Executive Compensation Philosophy

The Company has an Executive Compensation program that seeks two principle objectives. First, the program is intended to be competitive so the Company can attract, motivate and retain talented executive officers and other key employees. Second, the program is intended to create an alignment of interests between the Company’s executive officers, other key employees and shareholders such that a significant portion of each executive officers’ or other key employees’ compensation varies with Company performance.

The Compensation Committee has structured our executive compensation policy based upon the following goals:

•

To attract and retain quality talent.

•

To use incentive compensation to reinforce strategic performance objectives.

•

To align the interest of the executives with the interests of the shareholders, such that risks and rewards of strategic decisions are shared.

•

To ensure that all compensation is tax deductible for the Company, except for the compensation that qualifies for incentive stock option tax treatment.

Compensation for executive officers and other key employees consists of three components: base compensation, performance/bonus award, and/or long-term incentive compensation.

Base Compensation

The Compensation Committee decides on the overall compensation package, of which the base salary is a significant component, for the Company’s executive officers and certain other key personnel. Within ranges, individual salaries vary based upon the individual’s level of responsibility, work experience, performance, impact on the business, tenure and potential for advancement within the Company. Individual salaries for newly-hired executive officers and other key employees are determined at the time of hire taking into account the above-factors, other than tenure. To attract quality talent with the expertise to perform required duties, base salary is established that is consistent for personnel in a similar position in the local market. These salaries may be adjusted to consider the overall compensation package, which may include bonuses, incentive pay and other forms of compensation, such as benefits and retirement packages. When evaluating potential salary adjustments for executive officers and other key personnel, the Compensation Committee solicits and considers input provided by the Chief Executive Officer relating to the performance and/or contribution to the Company’s overall performance by those employees. To retain quality talent, the Compensation Committee may recommend base salary adjustments that are commensurate with increasing job responsibilities and to reflect competitive market data for executive officers of industry-sector firms of similar size and performance.

Wayne B. Hoovestol, Chief Executive Officer, receives a base salary of $200,000. His salary is paid half in cash and half in Common Stock. Payment of Common Stock is made pursuant to the Company’s 2007 Equity Incentive Plan approved by the shareholders in April 2007 (the “Incentive Plan”). Jerry L. Peters, Chief Financial Officer, receives a base salary of $190,000, which is to be increased to $220,000 when the Company’s ethanol plant in Superior, Iowa becomes fully operational. Dan E. Christensen, Executive Vice President in Charge of Construction, receives a base salary of $125,000, with half of his salary is being paid in cash and half in Common Stock. All of our executive officers are eligible to receive additional compensation in the form of bonuses, and/or stock awards and stock options in accordance with the Incentive Plan.

Performance/Bonus Award

The Incentive Plan was developed to reward executive officers and other key employees for meeting or exceeding certain internal objectives, and was approved by our shareholders in April 2007. Bonuses are one form of incentive compensation used by the Company to reinforce performance-based objectives and retain key personnel.

During the construction of our Shenandoah, Iowa ethanol plant and currently for our Superior, Iowa personnel, where our ethanol plant is nearing construction completion, performance objectives were based on meeting certain milestones rather than profitability. Post-construction objectives will be based on performance indicators such as the Company’s revenues, gross margin or profitability. If quarterly objectives are established and met, bonuses may be paid for that quarter. If quarterly objectives are established and not met, it is anticipated that no related bonuses will be paid. However, due to the volatility of the underlying prices of the various commodities that are components in the ethanol business, including the prices of corn, natural gas, and ethanol, over which we have no control, such quarterly and annual bonuses may also be based on such things as overall individual or plant performance. We do not anticipate that executive officers or other key employees will be allowed to make up a missed annual bonus based on subsequent performance.

Long-Term Incentive Compensation

Due to the intense competition that currently exists in the ethanol business, and which is anticipated to continue to exist in the foreseeable future, it is difficult to hire and maintain competent, experienced personnel. To help attract and retain qualified personnel, the Incentive Plan reserved for issuance 1,000,000 shares of Common Stock for use as grants of shares and/or options for purchase over a number of years.

The grants of shares and/or options to executive officers and certain other key employees encourage equity ownership and closely align management’s interests with the interests of shareholders, such that risks and rewards of strategic decisions are shared. Additionally, because shares and/or options will be subject to forfeiture in certain cases if the employee leaves the Company, such shares and/or options are anticipated to provide an incentive to remain with the Company long-term.

Based on Compensation Committee assessments and recommendations, the Company’s long-term incentive compensation program includes the following characteristics to assist in aligning management’s interests with the interests of shareholders:

•

Emphasizes “at risk” pay such as bonuses, options and long-term incentives.

•

Emphasizes long-term compensation such as options and/or restricted stock.

•

Rewards financial results and promotion of Company objectives rather than individual performance against individual objectives.

At least annually, in an effort to align the interests of management and shareholders with the goal of sharing the risks and rewards of strategic decisions that are made, the Compensation Committee will review the advisability of granting shares and/or options to members of management who have demonstrated an impact on product, staffing, technology, pricing, and investment or policy matters. The aggregate number of shares and/or options granted to management will be based on the value of each individual’s actual and potential contributions to the Company as well as competitive norms.

Pursuant to the Incentive Plan, Directors, executive officers and certain other key employees received grants of a specified number of shares and/or options for purchase over a number of years. The distribution was based on the following factors: the employee’s position, individual performance and/or contribution to the Company’s overall performance. The determination was made by the Compensation Committee in consultation with the Chief Executive Officer and outside consultants.

Employment and Severance Agreement

The Company has not entered into employment agreements with any of its executives except Jerry L. Peters, Chief Financial Officer. All other employees of the Company are employed at-will and can be terminated without cause. All employees of the Company have signed Confidentiality Agreements to keep certain information confidential.

Compensation Tables

The following table provides certain compensation information for fiscal 2007, 2006 and 2005 as to the Company’s Chief Executive Officer, Chief Financial Officer, anyone who served as Chief Executive Officer or Chief Financial Officer during fiscal 2007, and its two other individuals who were serving as executive officers at the end of fiscal 2007. The listed individuals are collectively referred to in this Proxy Statement as the “Named Executive Officers” of the Company.

Summary Compensation Table

Name and principal position (1)	Year	Salary ($)	Bonus ($) (2)	Stock awards ($) (3)	Option awards ($) (3)	All other comp. ($)	Total ($)

Wayne B. Hoovestol (4) Chief Executive Officer and Director	2007	184,986	-	40,560	378,864	27,100	631,510
	2006	-	-	-	-	24,600	-
	2005	-	-	-	-	-	-

Barry A. Ellsworth (5) President, Chief Executive Officer and Director	2007	104,158	-	40,560	378,864	25,771	549,353
	2006	123,333	-	-	-	28,614	127,947
	2005	-	-	-	-	-	-

Jerry L. Peters (2)(6) Chief Financial Officer	2007	95,731	-	59,880	215,736	-	371,347
	2006	-	-	-	-	-	-
	2005	-	-	-	-	-	-

Brian L. Larson (7) Chief Financial Officer	2007	72,822	-	24,950	-	1,675	99,447
	2006	22,500	-	-	-	450	22,950
	2005	-	-	-	-	-	-

Dan E. Christensen (8) Executive V.P., Treasurer, Secretary and Director	2007	114,561	162,300	40,560	378,864	31,606	727,891
	2006	-	-	-	-	58,950	-
	2005	-	-	-	-	-	-

Brian D. Peterson (9) Executive Vice President and Director	2007	-	-	40,560	378,864	35,315	454,739
	2006	-	-	-	-	24,600	-
	2005	-	-	-	-	-	-

(1)  The columns to this table entitled “Non-equity incentive plan compensation” and “Change in pension value and nonqualified compensation earnings” have been omitted because no compensation is reportable thereunder.

(2)  Bonuses of approximately $180,000 were accrued but unpaid as of November 30, 2007 for fiscal 2007. Although specific allocation of this accrued amount to individual employees has not been completed, we expect such an allocation to occur by the end of the second quarter of the fiscal year ending November 30, 2008. Under his employment agreement, Mr. Peters is eligible to receive bonus compensation in an amount up to thirty to fifty percent of his annual salary, based on objectives to be determined by the Company. No other executive officers have employment agreements.

(3)  The amounts in the “Stock awards” and “Option awards” columns reflect the dollar amounts recognized for financial statement reporting purposes during the fiscal year presented, in accordance with SFAS No. 123R, for stock awards and option awards granted pursuant to the Company’s Incentive Plan. The amounts shown reflect our accounting for these awards and do not correspond to the actual value that will be recognized by the executive officer. The assumptions used in the calculation of these amounts are included the footnotes to the Company's audited consolidated financial statements included in the Company’s 2007 Annual Report. Stock options awarded to Directors in fiscal 2007, which expire on the five-year anniversary of the date of grant, have an exercise price of $30 per share.

(4)  Mr. Hoovestol was named as an executive officer of the Company on January 18, 2007. Half of his salary is being paid in cash and half in Common Stock pursuant to the Incentive Plan. For fiscal 2007, all other compensation consists of $26,500 in Director’s fees and $600 for other services as a Director. For fiscal 2006, all other compensation consists of $24,000 in Director’s fees and $600 for other services as a Director.

(5)  On July 30, 2007, Mr. Ellsworth resigned his positions as a Director and executive officer of the Company. For fiscal 2007, all other compensation consists of $16,000 in Director’s fees, $7,938 for consulting services following his resignation, and $1,833 in matching contributions from participation in our retirement program. For fiscal 2006, all other compensation consists of $24,000 in Director’s fees, $3,947 for reimbursement of insurance benefits (prior to the Company’s establishment of a benefits program on October 1, 2006) and $667 in matching contributions from participation in our retirement program.

(6)  Mr. Peters was named as an executive officer of the Company on June 8, 2007.

(7)  Mr. Larson resigned as an executive officer of the Company effective June 8, 2007. All other compensation consists of matching contributions from participation in our retirement program. Prior to becoming an executive officer of the Company in September 2006, Mr. Larson provided services on a consulting basis for which he received $62,447, including reimbursed travel and other expenses.

(8)  Half of Mr. Christensen’s salary is being paid in cash and half in Common Stock pursuant to the Incentive Plan. Bonus payouts included $43,850 in cash and $118,450 in stock. For fiscal 2007, all other compensation consists of $24,000 in Director’s fees, $6,000 for other services as a Director, and $1,606 in matching contributions from participation in our retirement program. For fiscal 2006, all other compensation consists of $24,000 in Director’s fees and $34,950 for other services as a Director.

(9)  In consideration for the fiscal 2006 acquisition of Superior Ethanol, the Company issued 100,000 shares of its Common Stock to Mr. Peterson, a Director of the Company. Mr. Peterson serves the Company as Executive Vice President in charge of site development, for which he is not compensated, and continues to serve as a Director of the Company (see Director Compensation table above). For fiscal 2007, all other compensation consists of $27,215 in Director’s fees and $8,100 for other services as a Director. For fiscal 2006, all other compensation consists of $24,000 in Director’s fees and $600 for other services as a Director.

Employment Arrangements

On January 1, 2006, we commenced payment of annual salary of $120,000 to Barry A. Ellsworth, President and Chief Executive Officer. Additionally, we had agreed to reimburse Mr. Ellsworth for his health insurance premiums prior to implementation of a company-sponsored health insurance program. His salary was increased to $200,000 per year on October 1, 2006. On February 27, 2007, Mr. Ellsworth resigned his positions as President and Chief Executive Officer and was named as Executive Vice President of Compliance and Development. On July 30, 2007, Mr. Ellsworth resigned his positions as a Director and an employee.

On January 18, 2007, Wayne B. Hoovestol was named as our Chief Operating Officer at an annual salary of $125,000. On February 27, 2007, upon Mr. Ellsworth’s resignation as President and Chief Executive Officer, Mr. Hoovestol was appointed to the position of Chief Executive Officer. Effective April 1, 2007, Mr. Hoovestol’s annual salary was increased to $200,000 per year. Half of his salary is being paid in cash and half in Common Stock. We have not entered into a written employment agreement with Mr. Hoovestol.

On January 18, 2007, Dan E. Christensen resigned as our Chief Operating Officer and was appointed to the position of Executive Vice President in Charge of Construction, with oversight of our construction activities in Iowa. We are paying Mr. Christensen an annual salary of $125,000 per year for said services. Half of his salary is being paid in cash and half in Common Stock. We have not entered into a written employment agreement with Mr. Christensen.

On September 29, 2006, we entered into an employment agreement with Brian L. Larson as our Chief Financial Officer. Prior to becoming an officer of the Company, Mr. Larson provided services on a consulting basis for which he received $62,447, including reimbursed travel and other expenses. The employment agreement with Mr. Larson provided that he receive a beginning base salary of $135,000 per year and performance-based bonuses, a signing bonus of 1,250 shares of our Common Stock, and other benefits. On April 10, 2007, Brian L. Larson gave written notice of his resignation as Chief Financial Officer and employee of the Company effective June 8, 2007.

Effective June 8, 2007, we entered into an employment agreement with Jerry L. Peters to serve as our Chief Financial Officer. The terms of the employment agreement provide that Mr. Peters will receive (i) a minimum annual salary of $190,000, which will be increased to $220,000 when our ethanol plant in Superior, Iowa becomes fully operational, (ii) stock options exercisable for 60,000 shares of Common Stock that vest in four equal annual installments beginning on June 8, 2007, (iii) 12,000 shares of stock that vest in six equal annual installments beginning on June 8, 2007, (iv) bonus compensation in an amount up to thirty to fifty percent of annual salary, based on objectives to be determined by us, and (v) other benefits that are generally available to our employees. The employment agreement is for a five-year term, but is subject to early termination upon the occurrence of specified events.

The Board at its discretion may increase or decrease said compensation in the future. We had a Simple IRA Plan for our employees under which we matched up to 2% of an employee’s contributions to the program. This Simple IRA Plan was terminated as of January 1, 2008 and was replaced with a 401(k) retirement plan that also has a Company matching component to it. We also reimburse our officers and Directors for out-of-pocket expenses incurred in connection with their service to us.

Grants of Plan-Based Awards

The Company’s Incentive Plan is intended to promote the Company’s interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in the Company as an incentive for them to remain in such service and render superior performance during such service. Accordingly, any unvested stock options and stock awards granted during fiscal 2007 vest based on the passage of time rather than according to any performance-based conditions. The following table sets forth information related to grants of stock options and grants of stock awards pursuant to the terms of the Incentive Plan to our Named Executive Officers during fiscal 2007. Please refer to the description above regarding the employment agreements with Messrs. Peters and Larson regarding the material terms of their respective employment agreements.

Grants of Plan-Based Awards

Name (1) (2)	Grant date	All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)

Jerry L. Peters (3)	6/08/07	12,000	60,000	19.96	814,818

Brian L. Larson	6/08/07	1,250	-	19.96	24,950

(1)  The columns to this table entitled “Estimated future payouts under non-equity incentive plan awards” and “Estimated future payouts under equity incentive plan awards” have been omitted because no compensation is reportable thereunder.

(2)  On May 22, 2007, in their capacity as Directors, Messrs. Hoovestol, Ellsworth, Christensen and Peterson, who also served as Executive Officers during fiscal 2007, each were granted 2,000 stock awards and option awards underlying 50,000 shares of Common Stock at an exercise price of $30.00, with a grant date fair value of stock and option awards of $419,424 per person (see Director Compensation table above). Stock options granted to our Directors in fiscal 2007 vested immediately.

 (3)  Stock options granted to Mr. Peters vest 25% immediately and another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term.

The following table sets forth information related to outstanding equity awards for our Named Executive Officers at the end of fiscal 2007.

Outstanding Equity Awards at Fiscal Year-End

	Option awards				Stock awards
Name (1) (2)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)

Jerry L. Peters (3)	15,000	45,000	19.96	6/08/15	10,000	100,000

Brian L. Larson	-	-	-	-	-	-

(1)  The columns to this table related to “Equity incentive plan awards” have been omitted because no compensation is reportable thereunder.

(2)  On May 22, 2007, in their capacity as Directors, Messrs. Hoovestol, Ellsworth, Christensen and Peterson, who also served as Executive Officers during fiscal 2007, each were granted 2,000 stock awards and option awards underlying 50,000 shares of Common Stock at an exercise price of $30.00, with such options expiring on the fifth anniversary of the grant date (see Director Compensation table above). Stock options granted to our Directors in fiscal 2007 vested immediately and are fully exercisable.

(3)  Stock options granted to Mr. Peters vest 25% immediately and another 25% per year beginning on the first anniversary of the date of grant, resulting in a three-year vesting term. Stock awards granted to Mr. Peters vest 16.67% immediately and another 16.67% per year beginning on the first anniversary of the date of grant, resulting in a five-year vesting term.

Option Exercises and Stock Vested

	Option awards		Stock awards
Name (1)	Number of shares acquired on exercise (#) (2)	Value realized on exercise ($) (2)	Number of shares acquired on vesting (#)	Value realized on vesting ($)

Jerry L. Peters (3)	-	-	2,000	39,920

Brian L. Larson	-	-	1,250	24,950

(1)  On May 22, 2007, in their capacity as Directors, Messrs. Hoovestol, Ellsworth, Christensen and Peterson, who also served as Executive Officers during fiscal 2007, each were granted 2,000 fully-vested stock awards with a value of $40,560 (see Director Compensation table).

(2)  No stock options were exercised during fiscal 2007.

(3)  Stock awards granted to Mr. Peters vest 16.67% immediately and another 16.67% per year beginning on the first anniversary of the date of grant, resulting in a five-year vesting term.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and approved the policies included above under the caption “Compensation Discussion and Analysis” and has discussed with the Company’s management the compensation indicated above under the caption “Summary Compensation Table.” The Compensation Committee recommended to the Board of Directors that the information provided above under the captions “Compensation Discussion and Analysis” and “Summary Compensation Table” be included in this Proxy Statement.

Respectfully submitted,

David A. Hart

R. Stephen Nicholson

Gary R. Parker

The preceding Compensation Committee Report will be filed with the records of the Company.

Compensation Committee Interlocks and Insider Participation

None of the Company’s officers or employees participated in deliberations regarding executive officer compensation in fiscal 2007. No members of the Compensation Committee have ever served as officers or employees of the Company, and no officers or other employees have ever served on the Company’s Compensation Committee. During fiscal 2007, no executive officers of the Company served: (i) on a compensation committee of another entity which had an executive officer serving on the Compensation Committee; (ii) as a director of another entity which had an executive officer serving on the Compensation Committee; or (iii) as a member of a compensation committee of another entity which had an executive officer who served as a Director of the Company.

As discussed in more detail below, in November 2007, we completed a private placement of 1.2 million shares of our Common Stock. Purchasers in that offering included the parents of our Chief Executive Officer and two entities which are owned and/or controlled by persons who became members of our Board subsequent to the closing of the private placement.

PRINCIPAL SHAREHOLDERS

Holdings of Management and Principal Shareholders

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 7, 2008 for: (i) each person or group (as that term is used in Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own more than five percent of our Common Stock, (ii) each of our Directors, including the nominees for election as Director, (iii) each of our Named Executive Officers, and (iv) all Directors and executive officers, ten in number, as a group. On March 7, 2008, the Company had 7,249,176 shares of Common Stock outstanding. Each share is entitled to one vote. Except as noted below, the persons listed below possess sole voting and investment power over their respective shares.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Total	Position

Wayne B. Hoovestol (3)	973,126	13.3%	Chief Executive Officer and Director
Gary Parker (4)	524,000	7.2%	Director
Brian D. Peterson (5)	243,100	3.3%	Executive Vice President and Director
Gordon F. Glade (6)	212,880	2.9%	Director
Dan E. Christensen (7)	106,276	1.5%	Executive Vice President, Treasurer, Secretary and Director
R. Stephen Nicholson (8)	102,000	1.4%	Director
David A. Hart (9)	44,960	*	Director
Robert D. Vavra (10)	43,800	*	Chairman of the Board
Michael A. Warren (11)	27,000	*	Director
Jerry L. Peters (12)	17,000	*	Chief Financial Officer
Executive Officers and Directors as a Group (10 persons)	2,294,142	30.4%

*    Less than 1%

______________

 (1)

Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.

(2)

Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(3)

Includes 851,592 shares, exercisable options for 50,000 equivalent shares, and exercisable warrants for 41,534 equivalent shares owned directly by Mr. Hoovestol. Also includes 30,000 shares owned by Mr. Hoovestol’s wife.

(4)  Includes 30,000 shares owned directly by Mr. Parker and 494,000 shares owned by an entity of which Mr. Parker has 100% ownership.

(5)  Includes 178,100 shares and exercisable options for 50,000 equivalent shares. Also includes 15,000 shares that Mr. Peterson owns jointly with his child.

(6)  Includes 3,000 shares owned directly by Mr. Glade, and 209,880 shares owned by an entity of which Mr. Glade is President and has approximately 13% ownership.

(7)  Includes 56,276 shares and exercisable options for 50,000 equivalent shares.

(8)  Includes 77,000 shares and exercisable options for 25,000 equivalent shares.

(9) Includes 19,800 shares, exercisable options for 25,000 equivalent shares, and exercisable warrants for 160 equivalent shares.

(10) Includes 18,800 shares and exercisable options for 25,000 equivalent shares.

(11) Includes 2,000 shares and exercisable options for 25,000 equivalent shares.

(12) Includes 2,000 shares and exercisable options for 15,000 equivalent shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As provided in its Charter, the Audit Committee is responsible for reviewing and monitoring all related party transactions.

Fagen, Inc.

Ron Fagen of Fagen, Inc. purchased 100,000 shares in our initial public offering through Hawkeye Companies, LLC. We entered into a lump-sum design build contract and a construction agreement with Fagen, Inc. effective January 13, 2006. Under the construction agreement, Fagen, Inc. provided all work, material, equipment, tools and labor in connection with the engineering, design, procurement, construction startup, performances tests, and training for the operation and maintenance of our ethanol plant located in Shenandoah, Iowa. Amounts paid or owed to Fagen, Inc. as consideration for services performed totaled approximately $55.9 million through fiscal 2007.

Agra Industries, Inc.

Agra Industries, Inc. purchased 33,334 shares in our second public offering. In August 2006, our wholly-owned subsidiary, Superior Ethanol, L.L.C., entered into a construction agreement with Agra Industries, Inc. under which Agra Industries will provide all work, material, equipment, tools and labor in connection with the engineering, design, procurement, construction startup, performances tests, training for the operation and maintenance of the Superior plant. As consideration for the services to be performed, Agra Industries will be paid approximately $79.6 million, subject to adjustments.

Superior Ethanol, L.L.C.

In February 2006, we acquired all of the outstanding ownership interest in Superior Ethanol, which had options to acquire approximately 135 acres of property in Dickinson County, Iowa and had completed a feasibility study relating to the construction of an ethanol plant on this site. Superior Ethanol had $210,291 in cash at closing. In consideration for the acquisition of Superior Ethanol as a wholly-owned subsidiary of the Company, we issued 100,000 shares of our restricted Common Stock to Brian D. Peterson, a Director of the Company. Prior to the acquisition, substantially all of Superior Ethanol was owned by Mr. Peterson. In May 2006, we acquired approximately 68 acres in Dickinson County, Iowa from Mr. Peterson for stock. We issued 10,900 shares at the then-current market value based on the market price of $43.90 for a total consideration of $478,510. We are constructing an ethanol production plant at this Dickinson County site, which is expected to begin its operations in the spring of 2008.

Private Placement of Common Stock

In November 2007, we completed a private placement of 1.2 million shares of our Common Stock to nine accredited investors at a purchase price of $8.10 per share, resulting in net proceeds of approximately $9.7 million. We have used and expect to continue using proceeds from this offering for working capital and other general corporate purposes. The parents of our Chief Executive Officer were among those accredited investors acquiring shares of our Common Stock as part of this private placement. Additionally, two of the accredited investors were entities owned and/or controlled by persons who became members of our Board of Directors subsequent to the closing of the private placement.

Great Lakes Cooperative

In August 2007, we entered into an agreement and plan of merger with Great Lakes Cooperative (“GLC”). The plan of merger, which did not require approval by our shareholders, was approved by GLC shareholders at a vote on February 4, 2008. Pursuant to the terms of the merger, as amended, outstanding GLC common stock A shares, common stock B shares and preferred stock shares will be exchanged for (i) an aggregate of 551,065 shares of our Common Stock, plus (ii) an aggregate of $12.5 million in cash. The shares of our Common Stock to be issued in the exchange have been registered on a Registration Statement on Form S-4, which was declared effective by the SEC on January 4, 2008. The closing of the merger transaction, which we plan to complete in March 2008, is subject to certain additional conditions and contingencies.

We entered into various fixed-priced corn purchase and sale contracts with GLC subsequent to the execution of the original merger agreement. As of February 4, 2008 (the date of the merger vote), we have agreed to purchase

9.15 million bushels of corn from GLC from February 2008 through October 2008 under the contracts. These are fixed-price contracts that have an aggregate value of approximately $34.5 million.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company has retained the independent registered public accounting firm, L.L. Bradford & Company (“Bradford”), as its independent auditor. Bradford has served as the Company’s independent auditor since 2004. Aggregate fees billed by Bradford to the Company for professional services rendered for our fiscal years ended November 30, 2007 and 2006 were as follows:

Category	Fiscal Year Ended November 30,	Fees ($)

Audit Fees	2007	109,300
	2006	42,700

Audit-Related Fees	2007	2,230
	2006	1,300

Tax Fees	2007	-
	2006	4,950

All Other Fees	2007	-
	2006	-

Audit Fees.  Audit fees billed by Bradford were for professional services rendered for the annual audit of our consolidated financial statements, quarterly review of our consolidated financial statements, and other fees that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Audit-related fees billed by Bradford were for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements, other than those previously reported under “Audit Fees.” Fiscal 2007 audit-related fees related to professional services performed in connection with the Company’s regulatory filings on Forms S-8 and S-4.

Tax Fees.  Tax fees billed by Bradford were for professional services rendered for tax compliance, tax advice and tax planning. We did not utilize Bradford for tax services related to fiscal 2007.

All Other Fees.  Bradford did not bill us for professional services rendered, other than amounts reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above, for fiscal 2007 and 2006.

Pre-Approval of Audit and Non-Audit Services

The Company has adopted policies and procedures for pre-approval of all audit and non-audit services to be provided to the Company by its independent auditor. It is the Company’s policy that the Audit Committee pre-approve all audit, tax and other non-audit services. A proposal for audit or non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of the independent auditor are also required.

All of the services provided by the independent auditor during fiscal 2007 were approved in advance by our Audit Committee. No items were approved by the audit committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. The Audit Committee has considered whether the provision of the services performed by our principal accountant is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE

The Company has a separately designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. Robert D. Vavra serves as the Audit Committee Chairman. The Board has designated Mr. Vavra as its financial expert.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2007 with management, which has primary responsibility for the financial statements. L.L. Bradford & Company (“Bradford”), the Company’s independent auditor for the fiscal year ending on November 30, 2007, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has met with Bradford and Company management to discuss the Company’s financial reports. The Audit Committee has discussed with Bradford the matters required to be discussed by SAS 61 (Communication with Audit Committees), as may be modified or supplemented. Additionally, the Audit Committee has received the written disclosures and the letter from Bradford required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and the Audit Committee has considered whether Bradford has maintained its independence during fiscal 2007. Based on these discussions, the Audit Committee recommended to the Board that the audited statements be included in the Company’s annual report on Form 10-K for the fiscal year ended on November 30, 2007.

Respectfully submitted,

David A. Hart

R. Stephen Nicholson

Robert D. Vavra

Michael A. Warren

The preceding Report of the Audit Committee will be filed with the records of the Company.

OTHER MATTERS

Annual Report

This Proxy Statement has been preceded or accompanied by a copy of the Company’s Annual Report, which includes financial and other information about the activities of the Company, but is not to be deemed a part of the proxy soliciting material. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on the Company’s website at www.gpreinc.com as soon as reasonably practicable after we file or furnish such information electronically with the SEC. A copy of the exhibits filed with our annual report on Form 10-K will be mailed to stockholders without charge upon written request to the Secretary at Green Plains Renewable Energy, Inc., 105 North 31st Avenue, Suite 103, Omaha, Nebraska 68131. Such requests must include a good faith representation that the requesting party was either a holder of record or beneficial owner of our Common Stock on March 7, 2008.

Stockholder Proposals

Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a stockholder proposal to be raised at its next annual meeting of stockholders in accordance with the requirements of the Company’s Bylaws, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the stockholder proposal without any discussion of the matter in the proxy statement. The Company’s Bylaws provide that timely written notice of a stockholder proposal must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not less than 50 nor more than 75 days prior to the meeting. As to each matter a stockholder proposes to bring before the 2009 annual meeting of stockholders, the stockholder’s notice must set forth: (i) a brief description of the business desired to be brought and the reasons for conducting such business at such meeting, (ii) the name and record address of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder and by any other stockholders known by such stockholder to be supporting such proposal, and (iv) any material or financial interest of the stockholder in such business. The Company’s Bylaws also provide that the chairman of an annual meeting shall, if the facts warrant, determine and declare at any meeting of the stockholders that business was not properly brought before the meeting and, if he should so determine, declare that such business shall not be transacted.

Any stockholder who desires to have a proposal included in the proxy soliciting material relating to the Company’s 2009 annual meeting of stockholders should send a signed notice of intent to the Secretary of the Company at 105 North 31st Avenue, Suite 103, Omaha, Nebraska 68131. This notice, including the text of the proposal, must be received no earlier than January 2, 2009 and no later than January 27, 2009 to be considered for inclusion in the proxy statement for the 2009 annual meeting of stockholders.

Discretionary Authority

At the time of mailing of this Proxy Statement, the Board was not aware of any other matters that might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the person named on the accompanying Proxy Card will vote such proxy in accordance with his judgment.

By Order of the Board of Directors,

/s/ Dan E. Christensen

Dan E. Christensen

Secretary

GREEN PLAINS RENEWABLE ENERGY, INC. 105 N. 31st Avenue, Suite 103 Omaha, Nebraska 68131

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Green Plains Renewable

Energy, Inc. in mailing proxy materials, you can consent to receiving all future  proxy  statements,  proxy  cards  and  annual  reports  electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the  instructions  below  to  vote  using  the  Internet  and,  when  prompted,

indicate that you agree to receive or access shareholder communications electronically in future  years.

VOTE BY INTERNET - www.proxyvote.com

Use  the  Internet  to  transmit  your  voting  instructions  and  for  electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off  date  or  meeting  date.  Have  your  proxy  card  in  hand  when  you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M. Eastern Time the day before the cut-off date or meeting date.

Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to: Green Plains Renewable Energy, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:	GRNPL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GREEN PLAINS RENEWABLE ENERGY, INC.

Vote on Directors:

1.	Election of Nominee Directors for a three year term expiring at the 2011 annual meeting of stockholders.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s) mark “For All Except” and write the number(s) of the nominee(s) on the line below
	01) Wayne B. Hoovestol 02) David A. Hart 03) Michael A. Warren	☐	☐	☐

2.	In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s).

Please sign below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer, If a partnership; please sign in partnership name by authorized person.

		Yes	No
Please indicate of you plan to attend this meeting.		☐	☐

	Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ _

PROXY CARD FOR 2008 ANNUAL MEETING OF STOCKHOLDERS OF

GREEN PLAINS RENEWABLE ENERGY, INC.

This Proxy is Solicited on Behalf of the Board of Directors.  The undersigned hereby appoints Robert D. Vavra as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all voting shares of common stock of Green Plains Renewable Energy, Inc. held of record by the undersigned on March 7, 2008, at the Annual Meeting of Stockholders to be held on April 16, 2008, or any adjournment thereof.

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.